Exhibit 3.1

Business Number E15365242021 - 1 Filed in the Office of Secretary of State State Of Nevada Filing Number 20265460433 Filed On 1/21/2026 12:16:00 PM Number of Pages 3

Profit Corporation: Certificate of Amendment ‹ URSUANT TO NRS 78.380 & 78 385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles ‹PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) 01/26/2026 Time. 1z:01 a.m. (EST) (must not be later than 90 days after the certificate is filed) Date. 4. Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows. (provide article numbers, if available) Article 3 is amended by adding the Section 3.08 (see attached Exhibit A) D c ia d by (attach additional page(s) if necessary) us n 5. Information Being Changed: (Domestic corporations only) Joseph La Rosa, CEO 6. Signature: (Required) Signature of Officer or Authorized Signer Title Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition tc the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power nf each class cr series affected dy the amendment regardless tc limitations or restrictions on the voting power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) See attached Exhibit A with the terms of the Amendment 2 16 02 p m. 01 — 21 — Z0Z6 | 4 18886118813 To: Page: 4 of 5 2026 - 01 - 21 20:15:49 GMT Docusign Envelope ID. 87D6A7F2 - 4D0D - 4D84 - 845C - 818B5E5715BE FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 18886118813 From: Vcorp Services, LL This form must be accompanied by appropriate fees. Page 2 of ? Revised: 9/1/2023

12.16.02 p m 01

— 21 — 2026 5 18886118813 To: Page: 5 of 5 2026 - 01 - 21 20:15:49 GMT Docusign Envelope ID. 87O6A7F2 - 4D0D - 4D84 - 845C - 818B5E5715BE Exhibit A CERTIFICATE OF AMENDMENT TD AM ENDED AND RESTATED ARTICLES OF INCOItPORATION OF LA ROSA HO LDIN€IS CORP. La Rosa Holdings Corp., u corporation organized and existing in the State of Nevada (the “Company”), hereby certifies as follows: I . Ai - ticle 3 or the Amended ated Rcstated Articles of Incorporation of th e Company, as amended, shall be amended by adding th e following Section 3 . 05 : “ 3 . 08 . 2026 Reverse Stock Split . : ffcctive as of 12 : 01 a . m . , Eastern Time, on January 26 . 202 a› (the “ 2026 Split Effective Time”), every 10 shares of Common Stock issued and outstanding or held by the Company as trcmsury shares as of the 2026 Split Ei'fcctivc "Fimc shall automatically, and withou t action on the part of the Clompany or the stockholders, be combined and converted into one (1) validly issued, fully paid and non - assessable share of Common Stock, without increasing or decreasing the par val ue of each sliarc of Conunori Stock (the “2026 Reverse Split”). No fractional sliarcs of Common Stock shall be issued as a result of the 2026 Reverse Split and shall be rounded up to a whole share. The 2026 Reverse Split shall occur whether or not t1ic certificates representing such sharc•s of Common Stock arc surrendcred to the Company or its transfer agent. Each certificate or book eniry position that immediately prior to the 2026 Spl it Effective Time represented sharcs of C‹›inmon Stock shall thereafter rcprcscnt the numbcr of shares of Common Stock into which thc shares of Common Stock represcntcd by such ccrtificate or book entry position has been combined, subject to the elimination of fractional interests set forth above. The 2026 Reverse Stock Split shall not have effect on the prcferrcd stock of the Company, as wcll as on the authorized number or par value of the capital stock of the Company.” 2. Except as set forth in this Certificate of Amendment, the Amended and Restated Articles of Incorporation of the Company, as ainendcd, shall remain in full force and effect. 1 his Certificatc of Amendment has bcen approved and duly adopted by thc Company’s Board of Directnrs and stockholders. This Certificate of Amendment shall become effective at 1.2:0 I a.m., Eastern Time. on January 2b, 202b. 18886118813 From: Vcorp Services, LLC IN WITNESS WH EREOF, said Company has caused this certificate to be b I nuary 21, 2026. DdcuS‹gned Nam e: Josc 6’tf 6. 0 0465 Title: Chief Executive Officer